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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   GTSI CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                     54-1248422
(STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)


                            3901 STONECROFT BOULEVARD
                         CHANTILLY, VIRGINIA 20151-1010
                                 (703) 502-2000
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

             NONQUALIFIED STOCK OPTION AGREEMENT - CHRISTOPHER TULLY
                NONQUALIFIED STOCK OPTION AGREEMENT - AMY SQUIRES
               NONQUALIFIED STOCK OPTION AGREEMENT - STEVE HAMMOND
             NONQUALIFIED STOCK OPTION AGREEMENT - JOHN MCCLUNG, JR.
               NONQUALIFIED STOCK OPTION AGREEMENT - LAUREN KOVACH
              NONQUALIFIED STOCK OPTION AGREEMENT - MARC LIEBERMAN
                NONQUALIFIED STOCK OPTION AGREEMENT - JOHN HELMLY
              NONQUALIFIED STOCK OPTION AGREEMENT - JAMES TODD LETO
               NONQUALIFIED STOCK OPTION AGREEMENT - THOMAS MUTRYN
              NONQUALIFIED STOCK OPTION AGREEMENT - ROBERT MITCHELL
               NONQUALIFIED STOCK OPTION AGREEMENT - PAUL LIBERTY
                NONQUALIFIED STOCK OPTION AGREEMENT - FRANK BLAUL
               NONQUALIFIED STOCK OPTION AGREEMENT - CRAIG BALLAM
             NONQUALIFIED STOCK OPTION AGREEMENT - JOHN LITTLEY, III


                            (FULL TITLE OF THE PLAN)

                              JOHN T. SPOTILA, ESQ.
                PRESIDENT, CHIEF OPERATING OFFICER, AND SECRETARY
                                   GTSI CORP.
                            3901 STONECROFT BOULEVARD
                         CHANTILLY, VIRGINIA 20151-1010
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (703) 502-2447
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                               CARTER STRONG, ESQ.
                     ARENT FOX KINTNER PLOTKIN & KAHN, PLLC
                          1050 CONNECTICUT AVENUE, N.W.
                            WASHINGTON, DC 20036-5339

                                 ---------------


                                             CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                                PROPOSED MAXIMUM        ESTIMATED MAXIMUM
TITLE OF SECURITIES                       AMOUNT TO BE         OFFERING PRICE PER       AGGREGATE OFFERING          AMOUNT OF
TO BE REGISTERED                           REGISTERED               SHARE (1)               PRICE (1)            REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, PAR VALUE $.005 PER         39,000 SHARES              $ 9.14                 $  356,460               $ 45.16
SHARE
                                         140,000 SHARES              $11.30                 $1,582,000               $200.44

                                          56,000 SHARES              $11.06                 $  619,360               $ 78.47

                                          20,000 SHARES              $ 7.93                 $  158,600               $ 20.09

                                          9,000 SHARES               $ 8.48                 $   76,320               $  9.67

                                          9,000 SHARES               $ 8.11                 $   72,990               $  9.25

                                          20,000 SHARES              $ 7.84                 $  156,800               $ 19.87

                                          30,000 SHARES              $ 8.00                 $  240,000               $ 30.41

                                         TOTAL: 323,000                                                           TOTAL $413.36
=================================================================================================================================

 (1) PURSUANT TO RULE 457(H)(1), BASED ON THE PRICES AT WHICH THE OPTIONS MAY BE EXERCISED.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.       PLAN INFORMATION*

ITEM 2.       REGISTRANT INFORMATION*

              *Information required by Part I to be contained in a Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE

              The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

              (1) The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 2002.

              (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended December 31, 2002.

              (3) The Registrant's Form 8-A Registration Statement filed pursuant to Section 12 of the Exchange Act, containing a description of the Registrant's common stock ("Shares"), including any amendment or report filed for the purpose of updating such description.

              In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.       DESCRIPTION OF SECURITIES.

              Not Applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL

              Not Applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

              Sections 145(a) and 145(b) of the Delaware General Corporation Law permit a corporation to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement or actually and reasonably incurred by such person in connection with any threatened, pending or completed non-derivative action and against expenses (including attorneys' fees) actually and reasonably incurred in connection with any threatened, pending or completed derivative action if such person was or is a party or was threatened to be made a party to such action by reason of the fact that such person is or was a director, officer, employee or agent of the corporation. Any indemnification shall be made if a determination in each instance is made either by a majority vote of the Board of Directors (other than directors who are parties to such action), by the stockholders, or by independent legal counsel, that such indemnification is proper because the director, officer, employee or agent acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that such person had no reasonable cause to believe that his or her conduct was unlawful. However, no indemnification may be made with respect to a derivative action if such person is adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a person has been successful in defense of any action, suit or proceeding, Section 145(c) provides that such person shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith. A corporation may also advance expenses incurred in defending proceedings against an officer or a director upon receipt of an undertaking by or on behalf of such officer or director to repay such expenses to the corporation if it is ultimately determined that such officer or director is not entitled to be indemnified for such expenses. The indemnification and advancement of expenses provided under the Delaware General Corporation Law are not exclusive of any other rights to indemnification or advancement of expenses a person may be entitled to under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

              Under the terms of Article Eleven of the Registrant's Certificate of Incorporation, as amended, and Article XII of the Registrant's Bylaws, as amended, the Registrant shall indemnify any person who is or was a director, officer, employee or agent of the Registrant (or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) in the manner and to the fullest extent permitted under Section 145 of the Delaware General Corporation Law against expenses, liabilities, and other matters covered by or referred to in such Section 145.

              As permitted by paragraph (7) of subsection (b) of Section 102 of the Delaware General Corporation Law, Article XII of the Registrant's Certificate of Incorporation, as amended, provides that no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of his or her fiduciary duty as a director except for liability (a) for breach of the director's duty of loyalty to the corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law (relating to unlawful declarations or payments of dividends or unlawful stock purchases or redemptions); or (d) for any transaction from which the director derived an improper personal benefit.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED

              Not applicable.

ITEM 8.       EXHIBITS

              See Exhibit Index.

ITEM 9.       UNDERTAKINGS

              (1) The Registrant hereby undertakes:

                    (a) That, for purposes of determining any liability under the Securities Act of 1933 (the "Securities Act") , each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

                    (b) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                                 respect to the plan of distribution not
                                 previously disclosed in the registration statement or any material change to such information in the registration statement;

                           Provided, however, that Paragraphs (i) and (ii) do
not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                    (c) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (d) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (2) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chantilly, Commonwealth of Virginia.

                                        GTSI CORP.

Dated: January 23, 2004                 By: /s/ M. Dendy Young
                                            -----------------------------------
                                            M. Dendy Young
                                            Chairman and Chief Executive Officer

                                POWER OF ATTORNEY
                                -----------------

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dendy Young his or her attorney-in-fact and agent, with full power of substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with this Registration Statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURES                                           TITLE                                       DATE
----------                                           -----                                       ----
/s/ M. Dendy Young                          Chairman and Chief                              January 23, 2004
---------------------------                 Executive Officer (Principal
M. Dendy Young                              Executive Officer) and a
                                            Director

/s/ Thomas A. Mutryn                        Senior Vice President and                       January 23, 2004
---------------------------                 Chief Financial Officer
Thomas A. Mutryn                            (Principal Financial and
                                            Accounting Officer)


/s/ Thomas Hewitt                           Director                                        January 23, 2004
---------------------------
Thomas Hewitt

/s/ Lee Johnson                             Director                                        January 23, 2004
---------------------------
Lee Johnson

/s/ Steven Kelman                           Director                                        January 23, 2004
---------------------------
Steven Kelman



SIGNATURES                                           TITLE                                       DATE
----------                                           -----                                       ----

/s/ James J. Leto                           Director                                        January 23, 2004
---------------------------
James J. Leto

/s/ Barry Reisig                            Director                                        January 23, 2004
---------------------------
Barry Reisig

/s/ Lawrence J. Schoenberg                  Director                                        January 23, 2004
---------------------------
Lawrence J. Schoenberg

/s/ John M. Toups                           Director                                        January 23, 2004
---------------------------
John M. Toups

/s/ Daniel Young                            Director                                        January 23, 2004
---------------------------
Daniel Young



                                  EXHIBIT INDEX
                                  -------------



Exhibit
-------

5 Opinion of Arent Fox Kintner Plotkin & Kahn, PLLC concerning validity of securities registered

23.    Consents of independent auditors and counsel

       (a) Consent of Ernst & Young LLP
       (b) Consent of Arent Fox Kintner Plotkin & Kahn,
           PLLC (counsel): included in Exhibit 5

24     Power of Attorney: included on signature page